EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ikanos Communications, Inc. (the “Company”) for the quarterly period ended April 4, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Diosdado P. Banatao, Interim President and Chief Executive Officer of the Company, and Cory J. Sindelar, Vice President of Finance and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IKANOS COMMUNICATIONS, INC.

Dated: May 12, 2010	By:	/s/ DIOSDADO P. BANATAO
Diosdado P. Banatao
Interim President and Chief Executive Officer
(Principal Executive Officer)

Dated: May 12, 2010	By:	/s/ CORY J. SINDELAR
Cory J. Sindelar
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)